As filed with the Securities and Exchange Commission on September 6, 1995
                                                     Registration No. 33-
- -------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  Form S-8
                            REGISTRATION STATEMENT
                                   Under
                          THE SECURITIES ACT OF 1933

                                   --------

                                 IMTEC, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                        03-0283466
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification Number)


                                One Imtec Lane
                          Bellows Falls, Vermont  05101
                    (Address of principal executive offices)


                       IMTEC, INC. 1993 STOCK OPTION PLAN
                            (Full title of the Plan)


                               RICHARD L. KALICH
                     President and Chief Executive Officer
                                  Imtec, Inc.
                                 One Imtec Lane
                          Bellows Falls, Vermont  05101
                                 (802) 463-9502
            (Name, address and telephone number, including area code,
                               of agent for service)

                                 ---------------

                                 with a copy to:

                               IRA I. ROXLAND, Esq.
                           Parker Duryee Rosoff & Haft
                                 529 Fifth Avenue
                            New York, New York  10017
                                 (212) 599-0500



                         CALCULATION OF REGISTRATION FEE

                                  Proposed    Proposed
                                  Maximum     Maximum
 Title of                         Offering    Aggregate   Amount of
 Securities to     Amount to be   Price Per   Offering    Registration
 be Registered     Registered     Share*      Price*      Fee(1)
 -------------     ------------   ---------   ---------   ------------
 Common Stock,     200,000 shs.   $13.75      $2,750,000  $948.28
 par value $.01
 per share

- --------------
*  Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h).


PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, filed by Imtec, Inc. (the
"Registrant") with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

          1. Registrant's Annual Report on Form 10-K, as amended, for the year ended June 30, 1994;

          2. Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994, December 31,
               1994 and March 31, 1995;

          3.   Registrant's Current Report on Form 8-K dated
               August 19, 1994; and

          4.   Registrant's Registration Statement on Form 8-A
               (File No. 0-12661) containing a description of Registrant's Common Stock, par value $.01 per share (the "Common Stock").

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

          The Common Stock of Registrant is registered under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange
Act").


Item 5.   Interests of Named Experts and Counsel.

          Not Applicable

Item 6.   Indemnification of Directors and Officers.

          Article SEVENTH of the Registrant's Certificate of
Incorporation provides, among other things, that:

          (a) The Registrant shall, to the full extent permitted by Section 145 of the Delaware General
     Corporation Law, indemnify all persons whom it may indemnify pursuant thereto;

          (b) No director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit;

          (c) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; and

          (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.



Item 8.   Exhibits.

          4         Imtec, Inc. 1993 Stock Option Plan

          5 Opinion of Parker Duryee Rosoff & Haft as to the legality of the Common Stock registered hereby

         23(a)      Consent of Parker Duryee Rosoff & Haft
                    (Reference is made to Exhibit 5 herein)

         23(b)      Consent of KPMG Peat Marwick LLP



Item 9.   Undertakings.

          (a)  The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                    (i)  to include any prospectus required by
                         Section 10(a)(3) of the Securities Act of
                         1933 (the "Securities Act");

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Certificate of Incorporation of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of August, 1995.

                                  IMTEC, INC.


                               By: /s/Richard L. Kalich
                                   --------------------
                                   Richard L. Kalich
                                   President and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

     Signature                Title                    Date

                              President and
                              Chief (Principal)
/s/Richard L. Kalich          Executive Officer        August 30, 1995
- --------------------
Richard L. Kalich

                              Chairman of the
                              Board and Vice
/s/James R. Williams          President                August 30, 1995
- --------------------
James R. Williams

                              Secretary and
                              Treasurer (Principal
                              Financial Officer
/s/George S. Norfleet III     and Controller)          August 30, 1995
- -------------------------
George S. Norfleet III


/s/Ralph E. Crump             Director                 August 30, 1995
- -----------------
Ralph E. Crump


/s/David Sturdevant           Director                 August 30, 1995
- -------------------
David Sturdevant


/s/Robert W. Ham              Director                 August 30, 1995
- ----------------
Robert W. Ham